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                  DE MARTINO FINKELSTEIN ROSEN & VIRGA
          A PARTNERSHIP CONSISTING OF PROFESSIONAL CORPORATIONS
                     1818 N STREET, N.W., SUITE 400
                       WASHINGTON, D.C. 20036-2492
                                   ___

                        TELEPHONE (202) 659-0494
                        TELECOPIER (202) 659-1290

VICTORIA A. BAYLIN*
KATHLEEN L. CERVENY
RALPH V. DE MARTINO
STEVEN R. FINKELSTEIN*
KEITH H. PETERSON*
JEFFREY S. ROSEN
GERARD A. VIRGA*
*NOT ADMITTED TO DISTRICT OF COLUMBIA BAR
             NEW YORK OFFICE
                                                            _____
                                                 90 BROAD STREET, SUITE 1700
                                                NEW YORK, NEW YORK 10004-2205
                                                  TELEPHONE (212) 363-2500
                                                  TELECOPIER (212) 363-2723


                            October 26, 1995


Board of Directors
Medcross, Inc.
3227 Bennett Street North
St. Petersburg,  FL 33713

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Medcross, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to 36,858 shares of Common Stock, $.007 par value (the "Common Stock") upon exercise of that certain Series CS Warrant to purchase Common Shares (the "Warrant") issued to Timothy R. Barnes (the "Consultant") pursuant to the terms of a certain Consulting Agreement dated as of August 6, 1995, by and between the Company and the Consultant (the "Consulting Agreement").

     We have examined the Consulting Agreement, the Articles of Incorporation, as amended, and the By-Laws of the Company, the minutes of the various meetings and consents of the Company's Board of Directors, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others. We are not herein passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements or other provisions contained in any of the foregoing materials.

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DE MARTINO FINKELSTEIN ROSEN & VIRGA

Board of Directors
Medcross, Inc.
October 26, 1995
Page 2

In connection with the preparation of this opinion, we have reviewed such questions of law as we have deemed necessary. We do not herein give any opinion with respect to the laws of any jurisdiction other than the general laws of the United States of America, the federal securities laws and the laws of the District of Columbia. Except as otherwise provided herein, we have assumed that, insofar as the laws of another jurisdiction may be applicable to any matters to which this opinion may relate, such laws are identical to the laws of the District of Columbia, however, we express no opinion as to the extent to which the laws of the District of Columbia or such other jurisdiction may apply.

     Based upon the foregoing, we are of the opinion that the 36,858 shares of Common Stock issuable upon exercise of the Warrant to the Consultant pursuant to the terms of the Warrant and which shares are subject of the Registration Statement have been duly authorized and when such shares of Common Stock are paid for and issued in accordance with the terms of the Warrant such shares will be duly authorized, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                   Yours very truly,

                                   /s/ De Martino Finkelstein Rosen & Virga
                                   De Martino Finkelstein Rosen & Virga



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